Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma financial data reflects The Finish Line, Inc.’s (the “Company”) historical results as adjusted on a pro forma basis to give effect to the disposition of the JackRabbit business (“JackRabbit”). The Company began accounting for the disposition as a discontinued operation in its consolidated financial statements for the period ended November 26, 2016.

The unaudited pro forma condensed consolidated balance sheet as of November 26, 2016 presents the financial position of the Company assuming the disposition of JackRabbit had been completed on that date. The unaudited pro forma consolidated statements of operations for the fiscal year ended February 27, 2016 and for the thirty-nine weeks ended November 26, 2016 present the Company’s results of operations assuming that the disposition of JackRabbit had been completed on the first day of these respective periods presented. The adjustments set forth in the “Pro Forma Adjustments” column are described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated balance sheet and consolidated statements of operations for the periods presented do not purport to represent what the Company’s consolidated results of operations actually would have been had the disposition of JackRabbit occurred on the dates noted above, or to project our consolidated results of operations for any future periods. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma results should be read in conjunction with the consolidated financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended February 27, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 26, 2016.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 970 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Forward-Looking Statements

The unaudited pro forma financial statements include information, statements, and assumptions that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; risks associated with any strategic alternatives carried out with respect to JackRabbit, including any sale or similar transaction; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Pro Forma Consolidated Statements of Operations For the Year Ended February 27, 2016 (In thousands, except per share data)
	Historical	Pro Forma Adjustments [A]	Pro Forma (unaudited)
Net sales	$1,888,888	$(89,906)	$1,798,982
Cost of sales (including occupancy costs)	1,305,896	(62,936)	1,242,960
Gross profit	582,992	(26,970)	556,022
Selling, general, and administrative expenses	503,660	(33,824)	469,836
Impairment charges and store closing costs	48,692	(5,055)	43,637
Operating income	30,640	11,909	42,549
Interest expense, net	(65)	—	(65)
Income from continuing operations before income taxes	30,575	11,909	42,484
Income tax expense	8,779	4,783	13,562
Net income from continuing operations	21,796	7,126	28,922
Net loss attributable to redeemable noncontrolling interest	96	(96)	—
Net income attributable to The Finish Line, Inc.	$21,892	$7,030	$28,922
Earnings per share attributable to The Finish Line, Inc. shareholders:
Basic	$0.49		$0.64
Diluted	$0.48		$0.64
Weighted average shares outstanding:
Basic	44,565		44,565
Diluted	44,787		44,787

	The Finish Line, Inc. Unaudited Pro Forma Consolidated Statements of Operations For the Thirty-Nine Weeks Ended November 26, 2016 (In thousands, except per share data)
	Historical	Pro Forma Adjustments [A]	Pro Forma
Net sales	$1,356,002	$(69,061)	$1,286,941
Cost of sales (including occupancy costs)	952,778	(52,087)	900,691
Gross profit	403,224	(16,974)	386,250
Selling, general, and administrative expenses	375,074	(22,881)	352,193
Impairment charges and store closing costs	44,464	(44,282)	182
Operating income	(16,314)	50,189	33,875
Interest expense, net	(178)	—	(178)
Income from continuing operations before income taxes	(16,492)	50,189	33,697
Income tax (benefit) expense	(7,755)	18,596	10,841
Net income	$(8,737)	$31,593	$22,856
Earnings per share attributable to The Finish Line, Inc. shareholders:
Basic	$(0.21)		$0.55
Diluted	$(0.21)		$0.54
Weighted average shares outstanding:
Basic	41,075		41,075
Diluted	41,234		41,234

	The Finish Line, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheets as of November 26, 2016 (In thousands)
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$33,297	$(9,000)	[B]	$24,297
Merchandise inventories, net	427,742	(26,214)	[C]	401,528
Other current assets	48,576	(887)	[C]	47,689
Property and equipment, net	262,305	(3,992)	[C]	258,313
Other assets, net	9,716	(842)	[C]	8,874
Total assets	781,636	(40,935)		740,701
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities, excluding the revolving credit facility	$243,584	$(13,347)	[C]	$230,237
Revolving credit facility	17,000	—	[C]	17,000
Deferred credits from landlords	34,376	(1,975)	[C]	32,401
Other long-term liabilities	21,008	(22)	[C]	20,986
Shareholders’ equity	465,668	(25,591)	[B][C]	440,077
Total liabilities and shareholders’ equity	781,636	(40,935)		740,701

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments

Pro Forma adjustments reflect those adjustments which are directly attributable to the disposition and include the following:

[A]	Eliminates the results of operations of JackRabbit.

[B]	Reflects the $8.3 million paid by the Company to its affiliated entity which owns JackRabbit and $700,000 payable to affiliates of CriticalPoint Capital, LLC.

[C]	Eliminates the financial position of JackRabbit.